UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 7, 2011

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2011, the Board of Directors (“Board”) of Deere & Company (“Deere”) adopted an amendment to Article III, “The Board of Directors,” Section 1, “Number and Qualifications” of the Bylaws of Deere (“Bylaws”).  The amendment became effective immediately upon its adoption.  The amendment provides that a director shall retire from the Board effective with the first annual meeting of stockholders following the director’s 72nd birthday, except in rare circumstances approved by the Board.  Previously the Bylaws provided for a director’s mandatory retirement effective with the first annual meeting of stockholders following the director’s 71st birthday.

The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full and complete text of the Bylaws, as amended, which is attached hereto and incorporated by reference herein as an Exhibit to this report.

Item 9.01                                 Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibit is filed herewith:

3.1                              Bylaws of Deere & Company, as amended December 7, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ Gregory R. Noe
Gregory R. Noe, Secretary

Dated: December 8, 2011

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Bylaws of Deere & Company, as amended December 7, 2011.